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                                                                 EXHIBIT (23)(C)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use of our report, dated February 11, 1994, except for Notes 9 and 10 as to which the date is October 14, 1994, on the financial statements of Polaris Industries Partners L.P. (a Delaware Limited Partnership) included in or made a part of this Registration Statement. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data and Summary of Operations" in such Prospectus.



                                          McGLADREY & PULLEN



Minneapolis, Minnesota
November 9, 1994